UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices) (Zip Code)

(860) 728-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 18, 2012, United Technologies Corporation (the “Company”) issued 22,000,000 Equity Units (the “Equity Units”). Each Equity Unit has a stated amount of $50 and initially is in the form of a Corporate Unit consisting of (a) a stock purchase contract under which the holder will purchase from the Company on August 1, 2015, a number of shares of common stock, par value $1.00 per share, of the Company determined pursuant to the terms of the Purchase Contract and Pledge Agreement (as defined below) and (b) a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 1.55% Junior Subordinated Notes due 2022 (the “Notes”). Holders of the Equity Units will be entitled to receive quarterly contract adjustment payments at a rate of 5.95% per year of the stated amount of $50 per Equity Unit, subject to the Company’s right to defer such payments.

The Equity Units and the Notes were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3, as amended pursuant to the Post-Effective Amendment No. 1 to Form S-3 (File No. 333-167771) (the “Registration Statement”) filed on April 27, 2012. On June 14, 2012, the Company filed with the Securities and Exchange Commission a Prospectus Supplement dated June 12, 2012 (the “Prospectus Supplement”) containing the final terms of the Equity Units and the Notes pursuant to Rule 424(b)(5) of the Act.

In connection with such offering, the Company entered into an Underwriting Agreement dated June 12, 2012 (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the underwriters named in Schedule I to the Pricing Agreement, dated June 12, 2012, with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto. A form of the Underwriting Agreement is included as Exhibit 1 to the Registration Statement. On June 13, 2012, the underwriters exercised in full their option to purchase an additional 2,000,000 Equity Units pursuant to the Underwriting Agreement.

The Equity Units are to be issued pursuant to the Purchase Contract and Pledge Agreement, dated as of June 18, 2012 (the “Purchase Contract and Pledge Agreement”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, and Wilmington Trust, National Association, as Collateral Agent, Custodial Agent and Securities Intermediary. The Notes are to be issued under the Junior Subordinated Indenture, dated as of June 18, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Supplemental Indenture No. 1, dated June 18, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A.

The Company expects to use the net proceeds of the Equity Units primarily to partially fund the cash consideration for its previously announced acquisition of Goodrich Corporation (the “Acquisition”), which is subject to customary conditions, including regulatory consents and approvals. The remainder of the net proceeds from Equity Units, if any, will be used for general corporate purposes.

Following the issuance of the Equity Units, the Company plans to reduce to $2.0 billion the available commitments under the Company’s $15.0 billion bridge loan facility, which is available for the Company to pay a portion of the cash consideration for the Acquisition. The commitments had been previously reduced to approximately $5.3 billion in connection with the June 1, 2012 closing of the Company’s $9.8 billion offering of fixed and floating rate notes.

For the relevant terms and conditions of the Underwriting Agreement, the Equity Units and the Notes, please refer to the Prospectus Supplement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated June 18, 2012

Exhibit 23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated June 18, 2012 (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2012

UNITED TECHNOLOGIES CORPORATION

By:	/s/ An-Ping Hsieh
Name:	An-Ping Hsieh
Title:	Vice President, Secretary and Associate General Counsel